UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2013

BofI HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4350 La Jolla Village Drive, Suite 140, San Diego, CA	92122
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 350-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2013, BofI Federal Bank, a subsidiary of BofI Holding, Inc. (the "Registrant"), entered into a purchase and assumption agreement with Principal Bank , a subsidiary of The Principal Financial Group, to purchase and receive a transfer of deposits aggregating approximately $200 million including certain of Principal Bank's individual checking accounts and non-IRA savings, money market and CD accounts. Under the agreement, BofI Federal Bank will receive cash for the deposit balances transferred. The deposit transfer transaction is subject to prior approval by the Office of the Comptroller of the Currency. The closing of the transaction is targeted for September 2013.

Principal Bank and BofI Federal Bank issued a joint press release announcing the agreement on June 27, 2013. A copy of the press release is set forth in Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

99.1 Principal Bank and BofI Federal Bank Press Release dated June 27, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BofI HOLDING, INC.

Date: June 27, 2013	By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti
EVP and Chief Financial Officer